                                                                      Exhibit 11

                                 EXEL LIMITED

                COMPUTATION OF EARNINGS PER ORDINARY SHARE AND
                           ORDINARY SHARE EQUIVALENT

                       (U.S. dollars in thousands except
                              per share amounts)

                                      Three Months Ended         Nine Months Ended
                                          August 31,                August 31,
                                       1996        1995          1996        1995
                                         (Unaudited)                (Unaudited)
                                          (U.S. Dollars in thousands except per
                                                     share amounts)
(A)  Earnings per ordinary
     share and ordinary share
     equivalent -- primary:
       Weighted average shares
        outstanding................  89,026      101,174       91,890      105,042
       Average stock options
         outstanding (net of
         repurchased shares
         under the treasury
         stock method).............      816          876        1,045         694
                                     -------     --------     --------     --------

       Weighted average ordinary
         shares and ordinary
         share equivalents
         outstanding...............   89,842      102,050       92,935      105,736
                                     -------     --------     --------     --------

       Net income:
         Actual net income.........  $64,545     $ 92,903     $360,620     $244,316
         Assumed earnings on
         excess option proceeds....     -            -            -            -
                                     -------     --------     --------     --------

       Adjusted net income.........  $64,545     $ 92,903     $360,620     $244,316
                                     -------     --------     --------     --------

       Earnings per ordinary
         share and ordinary
         share equivalent..........  $  0.72     $   0.91     $   3.88     $   2.31
                                     =======     ========     ========     ========


                                           Three Months Ended     Nine Months Ended
                                               August 31,             August 31,
                                           1996        1995        1996       1995
                                              (Unaudited)             (Unaudited)
                                           (U.S. Dollars in thousands except per share
                                                            amounts)
(B)  Earnings per ordinary
     share and ordinary share
     equivalent -- assuming full
     dilution:
       Weighted average shares
         outstanding................      89,026     101,174      91,890     105,042
       Average stock options
         outstanding (net of
         repurchased shares
         under the treasury
         stock method)..............         816         948       1,045         972
                                         -------    --------    --------    --------

       Weighted average ordinary
         shares and ordinary
         share equivalents
         outstanding................      89,842     102,122      92,935     106,014
                                         -------    --------    --------    --------

       Net income:
         Actual net income..........     $64,545    $ 92,903    $360,620    $244,316
         Assumed earnings on
           excess option proceeds...        -           -           -           -
                                         -------    --------    --------    --------

       Adjusted net income..........     $64,545    $ 92,903    $360,620    $244,316
                                         =======    ========    ========    ========

       Earnings per ordinary
         share and ordinary
         share equivalent...........     $  0.72    $   0.91    $   3.88    $   2.30
                                         =======    ========    ========    ========

                                  SIGNATURES
                                  ----------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        EXEL LIMITED
                                     ______________________
                                        (Registrant)




September 23, 1996                   /s/ Brian M. O'Hara
                                     _______________________
                                         Brian M. O'Hara
                                          President and
                                     Chief Executive Officer




September 23, 1996                   /s/ Brian G. Walford
                                     ______________________
                                        Brian G. Walford
                                  Executive Vice President and
                                    Chief Financial Officer